SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 21, 2013

H. J. HEINZ COMPANY
(Exact name of registrant as specified in its charter)

Pennsylvania	1-3385	25-0542520
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania		15222
(Address of principal executive offices)		(Zip Code)

412-456-5700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

GENERAL

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Attached is H. J. Heinz Company’s press release dated February 21, 2013, furnished herewith as Exhibit 99.1.

This press release presents the Company’s results excluding charges for special items. Such items in Fiscal 2013 include a non-recurring charge for the Company's early settlement of the earn-out payment that was due in Fiscal 2014 related to the Fiscal 2011 acquisition of Foodstar. Such items in Fiscal 2012 include costs associated with targeted workforce reductions, asset write-offs associated with factory closures, and other implementation costs taken to accelerate growth.  Management believes that this measure provides useful information to investors because it is the profitability measure we use to evaluate earnings performance on a comparable year-over-year basis. The adjustments are charges for non-recurring special items that, in management’s judgment, significantly affect the year-over-year assessment of operating results.  In addition, these results are used in reporting to our executive management and as a component of the Board of Director’s measurement of our performance for incentive compensation purposes. These non-GAAP measures should be viewed in addition to, and not in lieu of, the comparable GAAP measures.

This press release presents the business measure of organic sales growth, which is defined as volume plus price or total sales growth excluding the impact of foreign exchange and acquisitions and divestitures. This measure is utilized by senior management to provide investors with a more complete understanding of underlying sales trends by providing sales growth on a consistent basis. The limitation of this measure is its exclusion of the impact of foreign exchange and acquisitions and divestitures.

This press release also presents the business measure of operating free cash flow, which is defined as cash flow from operations less capital expenditures net of proceeds from disposal of property, plant and equipment. This measure is utilized by senior management and the board of directors to gauge our business operating performance, including the progress of management to profitably monetize low return assets.

The limitation of operating free cash flow is that it adjusts for cash used for capital expenditures and cash received from disposals of property, plant and equipment, the net of which is no longer available to the Company for other purposes. Management compensates for this limitation by using the GAAP operating cash flow number as well. Operating free cash flow does not represent residual cash flow available for discretionary expenditures and does not provide insight to the entire scope of the historical cash inflows or outflows of our operations that are captured in the other cash flow measures reported in the statement of cash flows.

Disclosed on Exhibit 99.1 is supplemental information regarding reconciliation and calculation of the non-GAAP measures discussed above in connection with the financial results for the third quarters and nine months ended January 27, 2013 and January 25, 2012, respectively.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)         Exhibits

Exhibit Number

(Referenced to

Item 601 of

Regulation S-K)        Description of Exhibit
99.1            H.J. Heinz Company Press Release dated February 21, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H. J. HEINZ COMPANY

By:	/s/ Arthur B. Winkleblack
Arthur B. Winkleblack Executive Vice President and Chief Financial Officer

Dated: February 21, 2013

EXHIBIT INDEX

Exhibit No.        Description
99.1            H.J. Heinz Company Press Release dated February 21, 2013